UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 3, 2013

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2013, the Board of Directors ("Board") of Brunswick Corporation ("Brunswick") elected David V. Singer to the Board of Directors, effective December 3, 2013. In addition, the Board of Directors appointed Mr. Singer to the Finance Committee and the Nominating and Corporate Governance Committee.

The compensation of Mr. Singer will be consistent with that provided to all Brunswick non-employee directors, as described in Brunswick's most recent proxy statement filed with the Securities and Exchange Commission on March 21, 2013. There are no transactions or relationships between Brunswick and Mr. Singer and therefore nothing that is required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, the Board has determined that Mr. Singer is independent for purposes of the listing standards of the New York Stock Exchange and Brunswick's Principles and Practices of the Board of Directors.

The news release announcing the election of Mr. Singer to the Brunswick Board of Directors is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.                    Description of Exhibit

99.1	News Release, dated December 3, 2013 of Brunswick Corporation, announcing the election of David V. Singer to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: December 3, 2013	By:	/s/ KRISTIN M. COLEMAN
Kristin M. Coleman
Vice President, General Counsel & Secretary

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

99.1	News Release, dated December 3, 2013, of Brunswick Corporation, announcing the election of David V. Singer to the Board of Directors.